UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 22, 2005

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 526-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 22, 2005, Pinnacle Systems, Inc. (“Pinnacle”) received a letter from Vector Capital (“Vector” - previously referred to as “Company C” in the Joint Proxy Statement/Prospectus filed by Pinnacle and Avid Technology, Inc.) offering to acquire the assets of Pinnacle’s Business and Consumer division for $200 million in cash. A copy of the letter from Vector is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On July 25, 2005, Pinnacle issued a press release, attached hereto as Exhibit 99.2, which is incorporated herein by reference. The press release announces that Pinnacle’s board of directors has rejected the proposal received from Vector, and its continuing recommendation that Pinnacle shareholders vote in favor of the pending merger with Avid Technology, Inc. (“Avid”).

In connection with the pending acquisition of Pinnacle by Avid, Avid has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and Avid and Pinnacle have mailed to their respective stockholders the Joint Proxy Statement/Prospectus. The following information is set forth to supplement the “Background of the Merger” section in such Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus.

Additional Background of the Merger

On July 13, 2005, Avid made a preliminary announcement of its results for its quarter ended June 30, 2005. The announced results indicated a shortfall in Avid’s revenue and earnings from previous expectations, and a reduction in the forecast by Avid’s management as to anticipated revenue and earnings in future periods.

On July 18, 2005, Pinnacle’s board of directors held a special telephonic meeting, with representatives from Lazard and DLA Piper in attendance, to review and discuss Avid’s preliminary announcement of its results. Pinnacle’s board of directors instructed management and Lazard to meet with representatives from Avid for the purpose of investigating and understanding the causes underlying the Avid revenue and earnings shortfall.

On July 21, 2005, Pinnacle made a public announcement regarding its net sales expectations for its quarter ended June 30, 2005. On July 21, 2005, Avid made a further announcement of its results for its quarter ended June 30, 2005, and held a webcast and conference call to explain the results and Avid management’s forecast in further detail.

On July 22, 2005, Pinnacle’s board of directors held a special telephonic meeting, with representatives from Lazard and DLA Piper in attendance, to receive a report of the results of the investigation of Avid by management, and to review the strategic and business considerations relating to the Avid transaction, the change in value to Pinnacle shareholders and other factors. Following those discussions, the Pinnacle board of directors unanimously concluded that the proposed merger transaction with Avid remained in the best interest of Pinnacle’s shareholders.

On the evening of July 22, 2005, Pinnacle received an unsolicited written proposal to acquire Pinnacle’s Business and Consumer division assets for $200 million in cash from a private equity firm, Vector Capital (previously referred to as “Company C”). As required by the merger agreement between Avid and Pinnacle, Pinnacle informed Avid of the proposal, and provided Avid with a copy of the July 22, 2005 letter from Vector.

From July 23, 2005 through July 24, 2004, Pinnacle’s management, with the assistance of Lazard and DLA Piper, analyzed the proposal from Vector.

On July 24, 2005, Pinnacle’s board of directors held a special telephonic meeting to consider the proposal from Vector, with representatives from Lazard and DLA Piper in attendance. DLA Piper advised Pinnacle’s board of directors regarding its fiduciary duties, and reviewed Pinnacle’s obligations under the Avid merger agreement. Pinnacle’s management reviewed Vector’s proposal, including:

•	the structure, form and terms;

•	the sources of financing and degree of commitment;

•	the requirement for additional due diligence, proposed to be conducted in a 48-hour period; and

•	the need to negotiate terms of a definitive agreement.

Pinnacle’s board of directors reviewed with its advisors a number of considerations relating to Vector’s proposal, including:

•	costs that would be incurred by Pinnacle which were not addressed in Vector’s proposal, and which would lower Vector’s assumed value to the Pinnacle shareholders, including:

•	the tax cost and inefficiencies for Pinnacle’s shareholders of a sale of assets by Pinnacle, rather than the entire company;

•	the continuing operating expenses required to operate the remaining portion of the business not to be purchased by Vector, including overhead costs until restructuring or sale;

•	employee retention costs relating to key employees to be retained for the Broadcast and Professional division;

•	additional employee severance costs likely to be incurred;

•	lease termination and other restructuring costs that would be associated with the proposed Vector transaction and the other steps needed to realize shareholder value; and

•	further legal, accounting and financial advisor fees that would be required to be incurred.

•	Vector’s presumed valuation of the Broadcast and Professional division at $100 million to $120 million, and the risks to realizing that valuation, including:

•	previous efforts to sell the Broadcast and Professional division for a price in that range had included ownership of key intellectual property shared by the Business and Consumer division;

•	the risk that a transaction could not be consummated with Company A, the party that had earlier proposed a potential purchase price range between $100 million to $120 million for the assets of the Broadcast and Professional division, or with any other party, including risk of objection by antitrust regulators, and difficulties created if key intellectual property would not be available after a sale of the Business and Consumer Division; and

•	the unknown potential for value to other bidders.

•	the risks, costs and challenges of the multiple transaction structure proposed by Vector;

•	the risks and complexities of divisional asset purchase transactions;

•	the experience in previous negotiations with Vector, which had included assurances of Vector’s ability to complete a purchase of Pinnacle without outside financing, and Vector’s subsequent withdrawal for reasons including the unavailability of financing on acceptable terms;

•	the financing risk associated with Vector’s proposal, including the absence of firm commitment;

•	the absence of proposed definitive terms for acquisition or licensing agreements;

•	the uncertainty of terms and the possibility of conditions not yet introduced;

•	the length of time and associated costs and risks to consummate the several new transactions that would result from the proposal;

•	the risk of not being able to complete any transaction and having to continue as a stand-alone entity;

•	the question of whether Vector’s proposal could qualify as a “Superior Proposal” under the terms of the merger agreement with Avid; and

•	the risk of losing the Avid transaction.

Pinnacle’s board of directors noted the recent and historical trading prices of Avid common stock and the transaction value of the transaction with Avid. Pinnacle’s board of directors also considered the remaining risks and benefits of the business combination with Avid, including the strategic rationale and the possible appreciation in value of the combined company if the benefits of the combination were realized. Pinnacle’s board of directors also reviewed the remaining conditions to the Avid transaction, including the status of the number of respective stockholder and shareholder proxies submitted for the votes and the status of the review of the transaction by the European antitrust regulators.

After a review and discussion of the possible benefits and risks of Vector’s proposal compared to the Avid transaction, Pinnacle’s board of directors determined, after consultation with Lazard and DLA Piper, that Vector’s proposal was not reasonably likely to lead to a “superior proposal,” as defined in the Avid merger agreement. On July 25, 2005, Pinnacle informed Vector of this determination.

Additional Information

In connection with the pending acquisition of Pinnacle by Avid, Avid has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and Avid and Pinnacle have mailed to their respective stockholders the Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Avid, Pinnacle, the transaction, and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Avid by contacting Dean Ridlon, Investor Relations director for Avid, at telephone number (978) 640-5309, or from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number (925) 938-2678, extension 224.

Avid and Pinnacle, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Avid’s directors and executive officers is contained in Avid’s Form 10-K for the year ended December 31, 2004 and in the Joint Proxy Statement/Prospectus, which are filed with the SEC and available free of charge as indicated above. Information regarding Pinnacle’s directors and executive officers is contained in Pinnacle’s Form 10-K for the year ended June 30, 2004 and its proxy statement dated September 30, 2004, which are filed with the SEC and available free of charge as indicated above. The interests of Avid’s and Pinnacle’s respective directors and executive officers in the solicitations with respect to the transactions in particular are more specifically set forth in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which is available free of charge as indicated above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Letter from Vector Capital, dated July 22, 2005

99.2	Press Release of Pinnacle Systems, Inc. issued on July 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin Senior Vice President, Human Resources and Legal

Date: July 25, 2005